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                                                                    Exhibit 23.6

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the use of our report included in the registration statement on Form S-4 of Tropical Sportswear Int'l Corporation (and to all references to our firm included in or made part of this registration statement).



ARTHUR ANDERSEN LLP

Dallas, Texas
August 20, 1998